Exhibit 99.2

EMPLOYEE PAY-FOR-PERFORMANCE BONUS PLAN

Introduction and Objective

The Compensation Committee of the Board of Directors of Crumbs Bake Shop, Inc. (the Company”) has adopted this Employee Pay-for-Performance Plan (the “Plan”) to recognize and reward employees of the Company and its subsidiaries for their collective contributions to the success of the Company. The Plan focuses on the financial measures that are critical to the Company’s growth and profitability. This document summarizes the elements and features of the Plan. In short, the objectives of the Plan are to:

•	Attract, retain and motivate high-quality personnel;

•	Drive sales;

•	Reward employees for achieving/exceeding performance goals;

•	Foster teamwork; and

•	Share the success of the Company

Eligibility

The Corporation’s executive officers, senior vice presidents and vice presidents (collectively, the “Executive Officers”) and directors and other employees at the corporate level or above (“Corporate Employees”) (each a “Participant”) recommended by the executive management of the Company (“Executive Management”) and approved by the Compensation Committee are eligible to participate in the Plan.

An employee who becomes a Participant after the beginning of the Plan year, whether because he or she is a new hire or a Participant whose position changed during a Plan year, is eligible for a prorated award for the Plan year based on the period of the Plan year during which he or she became a Participant or his or her position in the company changed.

A Participant must be employed by July 1 of a Plan year to be eligible for an award for that Plan year.

Participant must achieve a performance rating of no less than FAR (Fully Achieved Requirements) as determined by the Company’s performance review program.

Participant must be an active employee of the Company or its subsidiaries and in good standing as of the award payout date to receive an award.

Effective Date

The Plan was approved by the Board of Directors and effective as of February 9, 2012. The Plan will be reviewed annually by the Compensation Committee and by Executive Management to ensure proper alignment with the Company’s business objectives and to revise, if necessary, the performance goals, targets and matrix by which all awards shall be calculated. The Company retains the right as described below to amend or modify the Plan at any time during the specified period. The Plan will remain in effect until terminated by the Board of Directors.

Program Administration

The Plan was approved by the Company’s Board of Directors at the recommendation of the Compensation Committee. The Compensation Committee has been granted the authority to administer the Plan and to make or nullify any rules and procedures, as necessary, for proper administration with regard to the Executive Officers. The Executive Management has been granted the authority to administer the Plan and to make or nullify any rules and procedures, as necessary, for proper administration with regard to Corporate Employees.

Performance Period

The performance period and Plan operate on a calendar year basis (January 1 — December 31st).

Incentive Payout Opportunity

Prior to or at the beginning of each Plan year, the Compensation Committee shall establish incentive targets for each level of employment based on competitive market practice for similar employment levels and their respective roles. Participant’s award will be based upon a percentage of the Participant’s base salary as of January 1st for the Plan year and will be calculated based on actual performance relative to the target level of threshold, target and maximum performance. Payouts for performance below the threshold will be zero. The target incentives and ranges by department for a given Plan year will be disclosed in Appendix A to this Plan. Actual payouts will be pro-rated between threshold and target levels and target and maximum levels based on the Company’s actual performance to reward incremental improvement.

Plan Trigger

In order for the Plan to “activate” in a Plan year, the Company must attain the threshold levels stated in an Appendix A to this Plan for that Plan year. If the threshold levels established for that year are not met, then the Plan will not pay out any awards for that Plan year, regardless of performance on other goals.

Award Payouts

Awards for a Plan year will be paid as a cash bonus before the end of the first quarter following the Plan year. Awards will be calculated based on actual performance relative to the target levels. Awards will be taxable income to Participant in the year in which the award is actually paid and will be subject to withholding for required income and other applicable taxes.

Plan Changes or Discontinuance

The Compensation Committee has developed the Plan based on existing business, market and economic conditions; current philosophy and staff assignments. If substantial changes occur that affect these factors, the Compensation Committee may add to, amend or modify any of the terms or conditions of the Plan at any time.

Termination of Employment

Except in the case of a termination due to a Participant’s death, disability or retirement as discussed below, no incentive award will be granted to any Participant whose employment with the Company or its subsidiaries is terminated for any reason.

Death, Disability or Retirement

If a Participant is disabled by an accident or illness and is disabled long enough to be placed on long-term disability under the policies of the Company, his or her award for the Plan year shall be prorated so that no award will be earned during the period of long-term disability.

In the event a participant’s employment is terminated due to death or disability (as defined in the Company’s policies), the Company will pay to the participant’s estate or to the Participant (as the case may be) the pro rata portion of the award that had been earned by the Participant throughout the date of termination.

Participants who retire during the Plan year will receive a pro-rata portion of the award based on the retirement date. For purposes of the Plan, the term “retire” means a Participant’s voluntary termination of his or her employment (other than by reason of death or disability) after (i) reaching 55 years of age and (ii) completing 20 years of service with the Company.

Clawback

In the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws or applicable accounting principles, then each Participant who received an award under the Plan shall return to the Company his or her award to the extent the accounting restatement shows that a smaller award should have been paid; provided, however, that, notwithstanding the foregoing, no Participant or former Participant shall be required to return any portion of any award to the extent it was paid more than three years prior to the date the Company determines that a restatement is required.

Ethics and Interpretation

If there is any ambiguity as to the meaning of any terms or provisions of this Plan or any questions as to the correct interpretation of any information contained herein, the Company’s interpretation expressed by the Compensation Committee will be final and binding.

The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards by a Participant will subject that participant to disciplinary action up to and including termination of employment. In addition, that Participant’s eligibility for an award under the Plan shall be revoked.

Miscellaneous

The Plan will not be deemed to give any Participant the right to be retained in the employ of the Company or any of its subsidiaries nor will the Plan interfere with the right of the Company or any of its subsidiaries to discharge any Participant at any time.

In the absence of an authorized, written employment contract, the relationship between a Participant and the Company or any of its subsidiaries is one of at-will employment. The Plan does not alter the relationship.

This Plan and the transactions and payment hereunder shall, in all respects, be governed by, and construed and enforced in accordance with the laws of the State of Delaware.

Each provision in this Plan is severable, and if any provision is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

Participant Acknowledge

As a condition to participation in the Plan and the receipt of any award, each Participant shall sign and deliver to the Company an acknowledgement in which he or she agrees to the terms and conditions of the Plan.

APPENDIX A

Executive and Corporate Pay-for-Performance Plan

2012 Plan Year Targets and Goals

Incentive Targets

The incentive targets for the 2012 Plan year are set forth in the following table:

2012 Short — Term Incentive Opportunities

(% of Base Salary)

	September 30,	September 30,	September 30,	September 30,
Tier	Below Threshold	Threshold	Target	Maximum

I	0%	50%	100%	200%
II	0%	20%	40%	80%
III	0%	12.5%	25%	50%
IV	0%	10%	20%	40%
V	0%	7.5%	15%	30%
VI	0%	5%	10%	20%

Tier I includes President and CEO

Tier II includes Senior Vice Presidents

Tier III includes Vice Presidents

Tier IV includes Executive Directors

Tier V includes Corporate Exempt Staff

Tier VI include Corporate Non-Exempt Staff

Company Performance Goals

For Plan year 2012, the Company’s performance goals at threshold, target and maximum are set forth in the following table:

2012 Short-Term

EBITDA Performance Goals

(In Millions)

Threshold	Target	Maximum
2.6	3.2	3.8

A-1

Minimum Threshold

For Plan year 2012, the Company must attain the threshold level or the Plan will not pay out any awards, regardless of the performance of Participant.

Acknowledgement

By signing below, the undersigned Participant acknowledges the terms of the Executive and Corporate Pay-for-Performance Plan and his or her award opportunity.

Date:	Participant:

A-2